Exhibit 99.1

Tom Wojcik, Investor Relations	Brian Beades, Media Relations
212.810.8127	212.810.5596

BlackRock Reports Third Quarter 2017 Diluted EPS of $5.78, or $5.92 as adjusted

▪	$96 billion of total net inflows in the third quarter reflects continued strength of diversified business model
▪	$76 billion of long-term net inflows, positive across client type, investment style and region
▪	14% increase in revenue year-over-year driven by growth in base fees, performance fees and technology and risk management revenue
▪	15% increase in operating income year-over-year reflects operating margin expansion
▪	10% increase in diluted EPS (15% as adjusted) year-over-year
▪	Consistent capital management with $275 million of quarterly share repurchases

FINANCIAL RESULTS

	Q3	Q3			Q2			Nine Months Ended September 30,
(in millions, except per share data)	2017	2016	Change		2017	Change		2017	2016	Change
AUM	$5,976,892	$5,117,421	17%		$5,689,273	5%		$5,976,892	$5,117,421	17%
Total net flows	$96,112	$69,809			$103,616			$264,326	$104,140
GAAP basis:
Revenue	$3,233	$2,837	14%		$2,965	9%		$9,022	$8,265	9%
Operating income	$1,394	$1,209	15%		$1,242	12%		$3,783	$3,345	13%
Operating margin	43.1%	42.6%	50	bps	41.9%	120	bps	41.9%	40.5%	140	bps
Net income(1)	$947	$875	8%		$857	11%		$2,666	$2,321	15%
Diluted EPS	$5.78	$5.26	10%		$5.22	11%		$16.23	$13.92	17%
Weighted average diluted shares	163.8	166.3	(1)%		164.1	-%		164.3	166.8	(1)%
As Adjusted:
Operating income(2)	$1,398	$1,216	15%		$1,246	12%		$3,795	$3,442	10%
Operating margin(2)	45.0%	44.8%	20	bps	43.9%	110	bps	43.9%	43.5%	40	bps
Net income(1) (2)	$969	$854	13%		$860	13%		$2,694	$2,362	14%
Diluted EPS(2)	$5.92	$5.14	15%		$5.24	13%		$16.40	$14.16	16%
(1)	Net income represents net income attributable to BlackRock, Inc.
(2)	See notes (1) through (3) to the Condensed Consolidated Statements of Income and Supplemental Information on pages 13 and 14 for more information on as adjusted items and the reconciliation to GAAP.

New York, October 11, 2017 — BlackRock, Inc. (NYSE: BLK) today reported financial results for the three and nine months ended September 30, 2017.

“BlackRock’s third quarter results reflect the continued growth of our global investment and technology platform and the trusted relationships we have built with our clients,” commented Laurence D. Fink, Chairman and CEO of BlackRock. “Our ability to create investment solutions from a broad range of products – spanning index to illiquid alternatives – combined with industry leading technology and risk management, is resonating with clients and driving more impactful interactions than ever before. As we deepen and expand our relationships with clients and partners, we recognize and embrace the growing responsibility we have on a daily basis to help them achieve their goals.

“Strong organic asset and base fee growth are a direct result of the investments we are making in our platform. We saw $96 billion of total net inflows in the third quarter. This brings year-to-date total organic growth to $264 billion, already surpassing our total flows for the full year of 2016.

“iShares® third quarter net inflows of $52 billion were diversified across both core and non-core strategies. Our continued investment in the iShares franchise, including product innovation, investor education and digital distribution, is driving accelerated growth and increased market share.  During the third quarter, we again achieved the #1 market share of ETF flows globally, in both the United States and Europe, and in both equity and fixed income.

“In today’s markets, clients rely on both index and alpha-seeking building blocks to achieve their desired outcomes.  Strong investment performance drove third quarter net inflows of $6 billion in our active platform, led by fixed income and multi-asset offerings, which contributed to our strong organic base fee growth during the quarter.

“Technology and risk management revenue, powered by Aladdin®, increased 15% year-over-year as institutions turn to BlackRock for our risk management and analytics capabilities.  As technology continues to enhance our alpha-generation and distribution capabilities, and continues to drive efficiencies in our operational infrastructure, it is becoming a larger focus of investment across the entire platform. Our technology investments are contributing significantly to both organic growth and revenue growth and will be critical to driving operating leverage over time.

“With regulation, technology and market forces transforming the ecosystem for asset and wealth managers globally, BlackRock is at the forefront of change in the industry.  As our focus remains on the long-term, we continue to purposefully and prudently invest in the future of our business, reinforcing our differentiated ability to serve clients and generate long-term value for shareholders.”

RESULTS BY CLIENT TYPE

				September 30, 2017	Q3 2017
	Q3 2017	September 30, 2017	Q3 2017	AUM	Base fees(1)
(in millions), (unaudited)	Net flows	AUM	Base fees(1)	% of Total	% of Total
Retail	$7,367	$608,521	$843	10%	30%
iShares ETFs	52,306	1,640,437	1,067	27%	38%
Institutional:
Active	155	1,105,224	489	18%	18%
Index	15,976	2,194,701	249	38%	9%
Total institutional	16,131	3,299,925	738	56%	27%
Long-term	75,804	5,548,883	2,648	93%	95%
Cash management	20,381	425,423	144	7%	5%
Advisory	(73)	2,586	-	-	-
Total	$96,112	$5,976,892	$2,792	100%	100%

RESULTS BY PRODUCT TYPE

				September 30, 2017	Q3 2017
	Q3 2017	September 30, 2017	Q3 2017	AUM	Base fees(1)
(in millions), (unaudited)	Net flows	AUM	Base fees(1)	% of Total	% of Total
Equity	$11,935	$3,172,465	$1,427	53%	51%
Fixed income	59,549	1,788,420	740	30%	27%
Multi-asset	4,334	457,027	289	8%	10%
Alternatives	(14)	130,971	192	2%	7%
Long-term	75,804	5,548,883	2,648	93%	95%
Cash management	20,381	425,423	144	7%	5%
Advisory	(73)	2,586	-	-	-
Total	$96,112	$5,976,892	$2,792	100%	100%

RESULTS BY INVESTMENT STYLE

				September 30, 2017	Q3 2017
	Q3 2017	September 30, 2017	Q3 2017	AUM	Base fees(1)
(in millions), (unaudited)	Net flows	AUM	Base fees(1)	% of Total	% of Total
Active	$5,796	$1,645,352	$1,318	28%	47%
Index and iShares ETFs	70,008	3,903,531	1,330	65%	48%
Long-term	75,804	5,548,883	2,648	93%	95%
Cash management	20,381	425,423	144	7%	5%
Advisory	(73)	2,586	-	-	-
Total	$96,112	$5,976,892	$2,792	100%	100%
(1)	Base fees include investment advisory, administration fees and securities lending revenue.

BUSINESS HIGHLIGHTS

Long-term net inflows were positive across all major regions, with net inflows of $42.3 billion, $23.6 billion and $9.9 billion from clients in the Americas, EMEA and Asia-Pacific, respectively. At September 30, 2017, BlackRock managed 64% of its long-term AUM for clients in the Americas, 28% for clients in EMEA and 8% for clients in Asia-Pacific.

The Company’s net flows by client type for the third quarter of 2017 are presented below.

▪

Retail long-term net inflows of $7.4 billion reflected net inflows of $3.7 billion in the United States and $3.7 billion internationally. Fixed income net inflows of $4.6 billion were diversified across our top-performing active platform, led by net inflows into unconstrained, municipal and emerging market debt categories. Equity net inflows of $1.7 billion reflected inflows into index mutual funds. Multi-asset net inflows of $1.0 billion were largely due to inflows into the Multi-asset Income fund family, partially offset by outflows from world allocation strategies.

▪

iShares ETFs long-term net inflows of $52.3 billion reflected strength in iShares Core, precision exposure and financial instrument ETFs. Equity net inflows of $33.1 billion were driven by both U.S. and international equity market exposures. Fixed income net inflows of $17.5 billion reflected inflows into treasury, investment grade corporate and broad fixed income funds. Commodities iShares generated $1.5 billion of net inflows.

▪

Institutional active long-term net inflows of $0.2 billion were led by multi-asset net inflows of $3.5 billion, reflecting ongoing demand for the LifePath® target-date series and factors strategies, and fixed income net inflows of $0.5 billion. Equity net outflows of $3.3 billion were driven by fundamental and scientific active equities. Alternatives had net outflows of $0.5 billion (including $0.6 billion return of capital).

▪

Institutional index long-term net inflows of $16.0 billion included fixed income net inflows of $36.9 billion, driven by demand for liability-driven solutions, partially offset by equity net outflows of $19.6 billion.

Cash management AUM increased 6% to $425.4 billion, driven by $20.4 billion of net inflows.

INVESTMENT PERFORMANCE AT SEPTEMBER 30, 2017 (1)

	One-year period	Three-year period	Five-year period
Fixed income:
Actively managed AUM above benchmark or peer median
Taxable	78%	78%	89%
Tax-exempt	55%	51%	53%
Index AUM within or above applicable tolerance	97%	94%	98%
Equity:
Actively managed AUM above benchmark or peer median
Fundamental	59%	80%	69%
Scientific	86%	89%	91%
Index AUM within or above applicable tolerance	97%	98%	99%
(1)	Past performance is not indicative of future results. The performance information shown is based on preliminary available data. Please refer to page 15 for performance disclosure detail.

TELECONFERENCE, WEBCAST AND PRESENTATION INFORMATION

Chairman and Chief Executive Officer, Laurence D. Fink, and Chief Financial Officer, Gary S. Shedlin, will host a teleconference call for investors and analysts on Wednesday, October 11, 2017 at 8:30 a.m. (Eastern Time). Members of the public who are interested in participating in the teleconference should dial, from the United States, (800) 374-0176, or from outside the United States, (706) 679-8281, shortly before 8:30 a.m. and reference the BlackRock Conference Call (ID Number 92702706). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

Both the teleconference and webcast will be available for replay by 12:30 p.m. (Eastern Time) on Wednesday, October 11, 2017 and ending at midnight on Wednesday, October 25, 2017. To access the replay of the teleconference, callers from the United States should dial (855) 859-2056 and callers from outside the United States should dial (404) 537-3406 and enter the Conference ID Number 92702706. To access the webcast, please visit the investor relations section of www.blackrock.com.

About BlackRock

BlackRock helps investors build better financial futures.  As a fiduciary to our clients, we provide the investment and technology solutions they need when planning for their most important goals. As of September 30, 2017, the firm manages approximately $5.977 trillion in assets on behalf of investors worldwide.  For additional information on BlackRock, please visit www.blackrock.com | Twitter: @blackrock | Blog: www.blackrockblog.com | LinkedIn: www.linkedin.com/company/blackrock

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except shares and per share data), (unaudited)

					Three Months
	Three Months Ended				Ended
	September 30,				June 30,
	2017	2016	Change		2017	Change
Revenue
Investment advisory, administration fees and securities lending revenue	$2,792	$2,546	$246		$2,675	$117
Investment advisory performance fees	191	58	133		48	143
Technology and risk management revenue(a)	175	152	23		164	11
Distribution fees	5	10	(5)		5	-
Advisory and other revenue(a)	70	71	(1)		73	(3)
Total revenue	3,233	2,837	396		2,965	268

Expense
Employee compensation and benefits	1,088	969	119		999	89
Distribution and servicing costs	123	114	9		121	2
Amortization of deferred sales commissions	4	8	(4)		4	-
Direct fund expense	234	200	34		224	10
General and administration	363	312	51		350	13
Amortization of intangible assets	27	25	2		25	2
Total expense	1,839	1,628	211		1,723	116

Operating income	1,394	1,209	185		1,242	152

Nonoperating income (expense)
Net gain (loss) on investments	41	31	10		36	5
Interest and dividend income	15	22	(7)		13	2
Interest expense	(46)	(52)	6		(48)	2
Total nonoperating income (expense)	10	1	9		1	9

Income before income taxes	1,404	1,210	194		1,243	161
Income tax expense	445	333	112		376	69
Net income	959	877	82		867	92
Less:
Net income (loss) attributable to noncontrolling interests	12	2	10		10	2
Net income attributable to BlackRock, Inc.	$947	$875	$72		$857	$90

Weighted-average common shares outstanding
Basic	161,872,716	164,129,214	(2,256,498)		162,502,465	(629,749)
Diluted	163,773,546	166,256,598	(2,483,052)		164,149,861	(376,315)
Earnings per share attributable to BlackRock, Inc. common stockholders (3)
Basic	$5.85	$5.33	$0.52		$5.27	$0.58
Diluted	$5.78	$5.26	$0.52		$5.22	$0.56
Cash dividends declared and paid per share	$2.50	$2.29	$0.21		$2.50	$-

Supplemental information:

AUM (end of period)	$5,976,892	$5,117,421	$859,471		$5,689,273	$287,619
Shares outstanding (end of period)	161,597,770	163,858,070	(2,260,300)		162,207,216	(609,446)
GAAP:
Operating margin	43.1%	42.6%	50	bps	41.9%	120	bps
Effective tax rate	32.0%	27.6%	440	bps	30.5%	150	bps
As adjusted:
Operating income (1)	$1,398	$1,216	$182		$1,246	$152
Operating margin (1)	45.0%	44.8%	20	bps	43.9%	110	bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests	$(2)	$(1)	$(1)		$(9)	$7
Net income attributable to BlackRock, Inc. (2)	$969	$854	$115		$860	$109
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (2) (3)	$5.92	$5.14	$0.78		$5.24	$0.68
Effective tax rate	30.6%	29.7%	90	bps	30.5%	10	bps

See pages 13-14 for the reconciliation to GAAP and notes (1) through (3) for more information on as adjusted items.

(a) Beginning with the first quarter of 2017, Aladdin revenue previously reported within “BlackRock Solutions® and advisory” has been presented within “Technology and risk management revenue” on the condensed consolidated statements of income.  The remaining previously reported “BlackRock Solutions and advisory” revenue is currently reported as part of “Advisory and other revenue.” Under the historical presentation, BlackRock Solutions and advisory revenue would have totaled $200 million for the three months ended September 30, 2017. The prior period amount reported for BlackRock Solutions and advisory of $174 million for the three months ended September 30, 2016 has been reclassified to conform to the current presentation.  See page 10 for further information.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except shares and per share data), (unaudited)

	Nine Months Ended
	September 30,
	2017	2016	Change
Revenue
Investment advisory, administration fees and securities lending revenue	$7,997	$7,394	$603
Investment advisory performance fees	309	166	143
Technology and risk management revenue(a)	497	439	58
Distribution fees	17	32	(15)
Advisory and other revenue(a)	202	234	(32)
Total revenue	9,022	8,265	757

Expense
Employee compensation and benefits	3,108	2,893	215
Distribution and servicing costs	361	320	41
Amortization of deferred sales commissions	13	27	(14)
Direct fund expense	666	583	83
General and administration	1,014	946	68
Restructuring charge	-	76	(76)
Amortization of intangible assets	77	75	2
Total expense	5,239	4,920	319

Operating income	3,783	3,345	438

Nonoperating income (expense)
Net gain (loss) on investments	128	49	79
Interest and dividend income	35	33	2
Interest expense	(159)	(154)	(5)
Total nonoperating income (expense)	4	(72)	76

Income before income taxes	3,787	3,273	514
Income tax expense	1,090	954	136
Net income	2,697	2,319	378
Less:
Net income (loss) attributable to noncontrolling interests	31	(2)	33
Net income attributable to BlackRock, Inc.	$2,666	$2,321	$345

Weighted-average common shares outstanding
Basic	162,459,737	164,756,355	(2,296,618)
Diluted	164,289,042	166,760,912	(2,471,870)
Earnings per share attributable to BlackRock, Inc. common stockholders (3)
Basic	$16.41	$14.09	$2.32
Diluted	$16.23	$13.92	$2.31
Cash dividends declared and paid per share	$7.50	$6.87	$0.63

Supplemental information:

AUM (end of period)	$5,976,892	$5,117,421	$859,471
Shares outstanding (end of period)	161,597,770	163,858,070	(2,260,300)
GAAP:
Operating margin	41.9%	40.5%	140	bps
Effective tax rate	29.0%	29.1%	(10	) bps
As adjusted:
Operating income (1)	$3,795	$3,442	$353
Operating margin (1)	43.9%	43.5%	40	bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests	$(27)	$(70)	$43
Net income attributable to BlackRock, Inc. (2)	$2,694	$2,362	$332
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (2) (3)	$16.40	$14.16	$2.24
Effective tax rate	28.5%	30.0%	(150	) bps

See pages 13-14 for the reconciliation to GAAP and notes (1) through (3) for more information on as adjusted items.

(a) Beginning with the first quarter of 2017, Aladdin revenue previously reported within “BlackRock Solutions and advisory” has been presented within “Technology and risk management revenue” on the condensed consolidated statements of income.  The remaining previously reported “BlackRock Solutions and advisory” revenue is currently reported as part of “Advisory and other revenue.” Under the historical presentation, BlackRock Solutions and advisory revenue would have totaled $571 million for the nine months ended September 30, 2017.  The prior period amount reported for BlackRock Solutions and advisory of $517 million for the nine months ended September 30, 2016 has been reclassified to conform to the current presentation.  See page 10 for further information.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Current Quarter Component Changes by Client Type and Product Type
		Net
	June 30,	inflows	Market		September 30,
	2017	(outflows)	change	FX impact (1)	2017	Average AUM (2)
Retail:
Equity	$215,808	$1,734	$6,110	$2,016	$225,668	$220,944
Fixed income	240,932	4,613	1,569	1,234	248,348	245,193
Multi-asset	113,903	1,046	2,796	317	118,062	116,183
Alternatives	16,113	(26)	224	132	16,443	17,198
Retail subtotal	586,756	7,367	10,699	3,699	608,521	599,518
iShares ETFs:
Equity	1,139,850	33,102	50,806	4,637	1,228,395	1,184,488
Fixed income	364,991	17,526	1,055	2,695	386,267	376,880
Multi-asset	3,240	169	77	5	3,491	3,359
Alternatives	20,155	1,509	576	44	22,284	21,283
iShares ETFs subtotal	1,528,236	52,306	52,514	7,381	1,640,437	1,586,010
Institutional:
Active:
Equity	126,446	(3,296)	5,866	1,350	130,366	128,842
Fixed income	553,652	496	4,513	3,366	562,027	559,121
Multi-asset	311,921	3,477	7,827	4,508	327,733	320,619
Alternatives	83,836	(522)	1,161	623	85,098	83,851
Active subtotal	1,075,855	155	19,367	9,847	1,105,224	1,092,433
Index:
Equity	1,532,592	(19,605)	65,291	9,758	1,588,036	1,562,897
Fixed income	545,049	36,914	(1,451)	11,266	591,778	572,049
Multi-asset	7,672	(358)	389	38	7,741	7,824
Alternatives	7,880	(975)	156	85	7,146	7,544
Index subtotal	2,093,193	15,976	64,385	21,147	2,194,701	2,150,314
Institutional subtotal	3,169,048	16,131	83,752	30,994	3,299,925	3,242,747
Long-term	5,284,040	75,804	146,965	42,074	5,548,883	5,428,275
Cash management	402,575	20,381	224	2,243	425,423	415,082
Advisory (3)	2,658	(73)	(98)	99	2,586	2,621
Total	$5,689,273	$96,112	$147,091	$44,416	$5,976,892	$5,845,978

Current Quarter Component Changes by Investment Style and Product Type (Long-term)
		Net
	June 30,	inflows	Market		September 30,
	2017	(outflows)	change	FX impact (1)	2017	Average AUM (2)
Active:
Equity	$290,196	$(3,015)	$10,433	$2,562	$300,176	$295,895
Fixed income	782,622	4,836	6,079	4,303	797,840	792,042
Multi-asset	425,824	4,523	10,623	4,825	445,795	436,802
Alternatives	99,949	(548)	1,385	755	101,541	101,049
Active subtotal	1,598,591	5,796	28,520	12,445	1,645,352	1,625,788
Index and iShares ETFs:
iShares ETFs:
Equity	1,139,850	33,102	50,806	4,637	1,228,395	1,184,488
Fixed income	364,991	17,526	1,055	2,695	386,267	376,880
Multi-asset	3,240	169	77	5	3,491	3,359
Alternatives	20,155	1,509	576	44	22,284	21,283
iShares ETFs subtotal	1,528,236	52,306	52,514	7,381	1,640,437	1,586,010
Non-ETF Index:
Equity	1,584,650	(18,152)	66,834	10,562	1,643,894	1,616,788
Fixed income	557,011	37,187	(1,448)	11,563	604,313	584,321
Multi-asset	7,672	(358)	389	38	7,741	7,824
Alternatives	7,880	(975)	156	85	7,146	7,544
Non-ETF Index subtotal	2,157,213	17,702	65,931	22,248	2,263,094	2,216,477
Index & iShares ETFs subtotal	3,685,449	70,008	118,445	29,629	3,903,531	3,802,487
Long-term	$5,284,040	$75,804	$146,965	$42,074	$5,548,883	$5,428,275

Current Quarter Component Changes by Product Type (Long-term)
		Net
	June 30,	inflows	Market		September 30,
	2017	(outflows)	change	FX impact (1)	2017	Average AUM (2)
Equity	$3,014,696	$11,935	$128,073	$17,761	$3,172,465	$3,097,171
Fixed income	1,704,624	59,549	5,686	18,561	1,788,420	1,753,243
Multi-asset	436,736	4,334	11,089	4,868	457,027	447,985
Alternatives:
Core	97,551	(504)	1,355	766	99,168	98,746
Currency and commodities(4)	30,433	490	762	118	31,803	31,130
Alternatives subtotal	127,984	(14)	2,117	884	130,971	129,876
Long-term	$5,284,040	$75,804	$146,965	$42,074	$5,548,883	$5,428,275

(1)	Foreign exchange reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(2)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four months.
(3)	Advisory AUM represents long-term portfolio liquidation assignments.
(4)	Amounts include commodity iShares ETFs.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-to-Date Component Changes by Client Type and Product Type
		Net
	December 31,	inflows		Market		September 30,
	2016	(outflows)	Acquisition(1)	change	FX impact (2)	2017	Average AUM (3)
Retail:
Equity	$196,221	$3,009	$-	$20,892	$5,546	$225,668	$212,224
Fixed income	222,256	16,497	-	6,003	3,592	248,348	236,065
Multi-asset	107,997	(847)	-	10,005	907	118,062	112,831
Alternatives	15,478	(158)	-	725	398	16,443	16,522
Retail subtotal	541,952	18,501	-	37,625	10,443	608,521	577,642
iShares ETFs:
Equity	951,252	129,488	-	134,562	13,093	1,228,395	1,095,500
Fixed income	314,707	58,779	-	5,105	7,676	386,267	351,985
Multi-asset	3,149	61	-	272	9	3,491	3,122
Alternatives	18,771	2,213	-	1,138	162	22,284	20,470
iShares ETFs subtotal	1,287,879	190,541	-	141,077	20,940	1,640,437	1,471,077
Institutional:
Active:
Equity	120,699	(12,357)	-	18,023	4,001	130,366	126,223
Fixed income	536,727	(2,967)	-	17,705	10,562	562,027	551,117
Multi-asset	276,933	16,692	-	21,531	12,577	327,733	301,793
Alternatives	75,615	2,367	3,264	2,021	1,831	85,098	79,818
Active subtotal	1,009,974	3,735	3,264	59,280	28,971	1,105,224	1,058,951
Index:
Equity	1,389,004	(25,778)	-	193,874	30,936	1,588,036	1,504,119
Fixed income	498,675	63,528	-	97	29,478	591,778	540,163
Multi-asset	6,928	(500)	-	1,098	215	7,741	7,518
Alternatives	7,074	(367)	-	194	245	7,146	7,538
Index subtotal	1,901,681	36,883	-	195,263	60,874	2,194,701	2,059,338
Institutional subtotal	2,911,655	40,618	3,264	254,543	89,845	3,299,925	3,118,289
Long-term	4,741,486	249,660	3,264	433,245	121,228	5,548,883	5,167,008
Cash management	403,584	14,854	-	850	6,135	425,423	406,729
Advisory (4)	2,782	(188)	-	(189)	181	2,586	2,691
Total	$5,147,852	$264,326	$3,264	$433,906	$127,544	$5,976,892	$5,576,428

Year-to-Date Component Changes by Investment Style and Product Type (Long-term)
		Net
	December 31,	inflows		Market		September 30,
	2016	(outflows)	Acquisition(1)	change	FX impact (2)	2017	Average AUM (3)
Active:
Equity	$275,033	$(17,475)	$-	$34,966	$7,652	$300,176	$289,036
Fixed income	749,996	10,910	-	23,502	13,432	797,840	775,996
Multi-asset	384,930	15,845	-	31,536	13,484	445,795	414,624
Alternatives	91,093	2,209	3,264	2,746	2,229	101,541	96,339
Active subtotal	1,501,052	11,489	3,264	92,750	36,797	1,645,352	1,575,995
Index and iShares ETFs:
iShares ETFs:
Equity	951,252	129,488	-	134,562	13,093	1,228,395	1,095,500
Fixed income	314,707	58,779	-	5,105	7,676	386,267	351,985
Multi-asset	3,149	61	-	272	9	3,491	3,122
Alternatives	18,771	2,213	-	1,138	162	22,284	20,470
iShares ETFs subtotal	1,287,879	190,541	-	141,077	20,940	1,640,437	1,471,077
Non-ETF Index:
Equity	1,430,891	(17,651)	-	197,823	32,831	1,643,894	1,553,530
Fixed income	507,662	66,148	-	303	30,200	604,313	551,349
Multi-asset	6,928	(500)	-	1,098	215	7,741	7,518
Alternatives	7,074	(367)	-	194	245	7,146	7,539
Non-ETF Index subtotal	1,952,555	47,630	-	199,418	63,491	2,263,094	2,119,936
Index & iShares ETFs subtotal	3,240,434	238,171	-	340,495	84,431	3,903,531	3,591,013
Long-term	$4,741,486	$249,660	$3,264	$433,245	$121,228	$5,548,883	$5,167,008

Year-to-Date Component Changes by Product Type (Long-term)
		Net
	December 31,	inflows		Market		September 30,
	2016	(outflows)	Acquisition(1)	change	FX impact (2)	2017	Average AUM (3)
Equity	$2,657,176	$94,362	$-	$367,351	$53,576	$3,172,465	$2,938,066
Fixed income	1,572,365	135,837	-	28,910	51,308	1,788,420	1,679,330
Multi-asset	395,007	15,406	-	32,906	13,708	457,027	425,264
Alternatives:
Core	88,630	2,353	3,264	2,753	2,168	99,168	93,963
Currency and commodities(5)	28,308	1,702	-	1,325	468	31,803	30,385
Alternatives subtotal	116,938	4,055	3,264	4,078	2,636	130,971	124,348
Long-term	$4,741,486	$249,660	$3,264	$433,245	$121,228	$5,548,883	$5,167,008

(1)	Amount represents AUM acquired in the First Reserve Infrastructure business transaction in June 2017 (“First Reserve Transaction”).
(2)	Foreign exchange reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(3)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing ten months.
(4)	Advisory AUM represents long-term portfolio liquidation assignments.
(5)	Amounts include commodity iShares ETFs.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-over-Year Component Changes by Client Type and Product Type
		Net
	September 30,	inflows		Market		September 30,
	2016	(outflows)	Acquisition(1)	change	FX impact (2)	2017	Average AUM (3)
Retail:
Equity	$196,131	$4,751	$-	$22,417	$2,369	$225,668	$207,806
Fixed income	230,842	14,666	-	1,204	1,636	248,348	234,080
Multi-asset	111,369	(2,548)	-	8,891	350	118,062	111,957
Alternatives	16,436	(814)	-	693	128	16,443	16,435
Retail subtotal	554,778	16,055	-	33,205	4,483	608,521	570,278
iShares ETFs:
Equity	891,010	180,138	-	150,283	6,964	1,228,395	1,049,435
Fixed income	329,462	58,453	-	(5,239)	3,591	386,267	345,114
Multi-asset	2,506	755	-	223	7	3,491	2,999
Alternatives	23,188	495	-	(1,448)	49	22,284	20,724
iShares ETFs subtotal	1,246,166	239,841	-	143,819	10,611	1,640,437	1,418,272
Institutional:
Active:
Equity	123,770	(15,161)	-	20,675	1,082	130,366	124,915
Fixed income	560,799	(1,700)	-	3,168	(240)	562,027	550,908
Multi-asset	280,406	22,351	-	19,126	5,850	327,733	295,524
Alternatives	74,678	4,553	3,264	2,092	511	85,098	78,678
Active subtotal	1,039,653	10,043	3,264	45,061	7,203	1,105,224	1,050,025
Index:
Equity	1,355,128	(17,400)	-	246,625	3,683	1,588,036	1,468,656
Fixed income	507,165	89,725	-	(15,805)	10,693	591,778	528,790
Multi-asset	7,980	(296)	-	371	(314)	7,741	7,603
Alternatives	7,228	(543)	-	408	53	7,146	7,440
Index subtotal	1,877,501	71,486	-	231,599	14,115	2,194,701	2,012,489
Institutional subtotal	2,917,154	81,529	3,264	276,660	21,318	3,299,925	3,062,514
Long-term	4,718,098	337,425	3,264	453,684	36,412	5,548,883	5,051,064
Cash management	388,982	32,526	-	1,074	2,841	425,423	404,180
Advisory (4)	10,341	(7,573)	-	(137)	(45)	2,586	4,323
Total	$5,117,421	$362,378	$3,264	$454,621	$39,208	$5,976,892	$5,459,567

Year-over-Year Component Changes by Investment Style and Product Type (Long-term)
		Net
	September 30,	inflows		Market		September 30,
	2016	(outflows)	Acquisition(1)	change	FX impact (2)	2017	Average AUM (3)
Active:
Equity	$281,726	$(22,023)	$-	$38,028	$2,445	$300,176	$285,819
Fixed income	782,858	9,427	-	4,516	1,039	797,840	774,433
Multi-asset	391,775	19,803	-	28,017	6,200	445,795	407,481
Alternatives	91,114	3,739	3,264	2,785	639	101,541	95,113
Active subtotal	1,547,473	10,946	3,264	73,346	10,323	1,645,352	1,562,846
Index and iShares ETFs:
iShares ETFs
Equity	891,010	180,138	-	150,283	6,964	1,228,395	1,049,435
Fixed income	329,462	58,453	-	(5,239)	3,591	386,267	345,114
Multi-asset	2,506	755	-	223	7	3,491	2,999
Alternatives	23,188	495	-	(1,448)	49	22,284	20,724
iShares ETFs subtotal	1,246,166	239,841	-	143,819	10,611	1,640,437	1,418,272
Non-ETF Index
Equity	1,393,303	(5,787)	-	251,689	4,689	1,643,894	1,515,558
Fixed income	515,948	93,264	-	(15,949)	11,050	604,313	539,345
Multi-asset	7,980	(296)	-	371	(314)	7,741	7,603
Alternatives	7,228	(543)	-	408	53	7,146	7,440
Non-ETF Index subtotal	1,924,459	86,638	-	236,519	15,478	2,263,094	2,069,946
Index & iShares ETFs subtotal	3,170,625	326,479	-	380,338	26,089	3,903,531	3,488,218
Long-term	$4,718,098	$337,425	$3,264	$453,684	$36,412	$5,548,883	$5,051,064

Year-over-Year Component Changes by Product Type (Long-term)
		Net
	September 30,	inflows		Market		September 30,
	2016	(outflows)	Acquisition(1)	change	FX impact (2)	2017	Average AUM (3)
Equity	$2,566,039	$152,328	$-	$440,000	$14,098	$3,172,465	$2,850,812
Fixed income	1,628,268	161,144	-	(16,672)	15,680	1,788,420	1,658,892
Multi-asset	402,261	20,262	-	28,611	5,893	457,027	418,083
Alternatives:
Core	88,731	3,569	3,264	2,773	831	99,168	92,758
Currency and commodities(5)	32,799	122	-	(1,028)	(90)	31,803	30,519
Alternatives subtotal	121,530	3,691	3,264	1,745	741	130,971	123,277
Long-term	$4,718,098	$337,425	3,264	$453,684	$36,412	$5,548,883	$5,051,064

(1)	Amount represents AUM acquired in the First Reserve Transaction.
(2)	Foreign exchange reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(3)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing thirteen months.
(4)	Advisory AUM represents long-term portfolio liquidation assignments.
(5)	Amounts include commodity iShares ETFs.

SUMMARY OF REVENUE

				Three Months
	Three Months Ended			Ended		Nine Months Ended
	September 30,			June 30,		September 30,
(in millions), (unaudited)	2017	2016	Change	2017	Change	2017	2016	Change
Investment advisory, administration fees and securities lending revenue:
Equity:
Active	$421	$409	$12	$412	$9	$1,235	$1,201	$34
iShares ETFs	836	691	145	776	60	2,333	1,970	363
Non-ETF Index	170	170	-	178	(8)	509	508	1
Equity subtotal	1,427	1,270	157	1,366	61	4,077	3,679	398
Fixed income:
Active	442	427	15	428	14	1,281	1,237	44
iShares ETFs	210	188	22	200	10	595	512	83
Non-ETF Index	88	78	10	84	4	257	217	40
Fixed income subtotal	740	693	47	712	28	2,133	1,966	167
Multi-asset	289	285	4	282	7	843	860	(17)
Alternatives:
Core	169	156	13	156	13	469	488	(19)
Currency and commodities	23	24	(1)	22	1	67	61	6
Alternatives subtotal	192	180	12	178	14	536	549	(13)
Long-term	2,648	2,428	220	2,538	110	7,589	7,054	535
Cash management	144	118	26	137	7	408	340	68
Total base fees	2,792	2,546	246	2,675	117	7,997	7,394	603
Investment advisory performance fees:
Equity	30	14	16	12	18	57	67	(10)
Fixed income	9	2	7	1	8	20	9	11
Multi-asset	2	1	1	7	(5)	14	6	8
Alternatives	150	41	109	28	122	218	84	134
Total performance fees	191	58	133	48	143	309	166	143
Technology and risk management revenue(1)	175	152	23	164	11	497	439	58
Distribution fees	5	10	(5)	5	-	17	32	(15)
Advisory and other revenue:
Advisory(1)	25	22	3	25	-	74	78	(4)
Other	45	49	(4)	48	(3)	128	156	(28)
Advisory and other revenue	70	71	(1)	73	(3)	202	234	(32)
Total revenue	$3,233	$2,837	$396	$2,965	$268	$9,022	$8,265	$757

(1)

Beginning with the first quarter of 2017, Aladdin revenue previously reported within “BlackRock Solutions and advisory” has been presented within “Technology and risk management revenue” on the condensed consolidated statements of income.  The remaining previously reported “BlackRock Solutions and advisory” revenue is currently reported as part of “Advisory and other revenue.” Under the historical presentation, BlackRock Solutions and advisory revenue would have totaled $200 million and $571 million for the three and nine months ended September 30, 2017, respectively. The prior period amounts reported for BlackRock Solutions and advisory of $174 million and $517 million for the three and nine months ended September 30, 2016, respectively, have been reclassified to conform to the current presentation.

Highlights

▪

Investment advisory, administration fees and securities lending revenue increased $246 million from the third quarter of 2016, reflecting the impact of higher markets and organic growth on average AUM, partially offset by previously announced pricing changes to select investment products.  Securities lending revenue of $150 million in the current quarter compared with $142 million in the third quarter of 2016.

Investment advisory, administration fees and securities lending revenue increased $117 million from the second quarter of 2017, driven by higher average AUM and the effect of one additional day in the current quarter.  Securities lending revenue of $150 million in the current quarter compared with $156 million in the second quarter of 2017.

▪

Performance fees increased $133 million from the third quarter of 2016 and $143 million from the second quarter of 2017, reflecting improved performance in a broad range of hedge and long-only funds, including strong performance from a single hedge fund with an annual performance measurement period that ends in the third quarter.

▪

Technology and risk management revenue increased $23 million from the third quarter of 2016 and $11 million from the second quarter of 2017, reflecting ongoing demand for Aladdin and other technology offerings.

SUMMARY OF OPERATING EXPENSE

	Three			Three
	Months Ended			Months Ended		Nine Months Ended
	September 30,			June 30,		September 30,
(in millions), (unaudited)	2017	2016	Change	2017	Change	2017	2016	Change
Operating expense
Employee compensation and benefits	$1,088	$969	$119	$999	$89	$3,108	$2,893	$215
Distribution and servicing costs	123	114	9	121	2	361	320	41
Amortization of deferred sales commissions	4	8	(4)	4	-	13	27	(14)
Direct fund expense	234	200	34	224	10	666	583	83
General and administration	363	312	51	350	13	1,014	946	68
Restructuring charge	-	-	-	-	-	-	76	(76)
Amortization of intangible assets	27	25	2	25	2	77	75	2
Total operating expense	$1,839	$1,628	$211	$1,723	$116	$5,239	$4,920	$319

Highlights

▪

Employee compensation and benefits expense increased $119 million from the third quarter of 2016, primarily reflecting higher incentive compensation, driven primarily by higher performance fees and operating income, and higher headcount.

Employee compensation and benefits expense increased $89 million from the second quarter of 2017, primarily reflecting higher incentive compensation, driven primarily by performance fees and operating income.

▪	Direct fund expense increased $34 million from the third quarter of 2016 and $10 million from the second quarter of 2017, reflecting higher average AUM.

▪

General and administration expense increased $51 million from the third quarter of 2016, reflecting higher portfolio services, technology, and professional services, as well as increased foreign exchange remeasurement expense and contingent consideration fair value adjustments.

General and administration expense increased $13 million from the second quarter of 2017, reflecting increased professional service fees and contingent consideration fair value adjustments, partially offset by lower marketing and promotional expense.

INCOME TAX EXPENSE

	Three				Three
	Months Ended				Months Ended			Nine Months Ended
	September 30,				June 30,			September 30,
(in millions), (unaudited)	2017	2016	Change		2017	Change		2017	2016	Change
Income tax expense	$445	$333	$112		$ 376	$69		$1,090	$954	$136
Effective tax rate	32.0%	27.6%	440	bps	30.5%	150	bps	29.0%	29.1%	(10	) bps

Highlights

▪

Third quarter 2017 income tax expense included a $19 million net noncash tax expense related to the revaluation of certain deferred income tax liabilities as a result of domestic state and local tax changes.

▪

Third quarter 2016 income tax expense included a $26 million net noncash tax benefit, primarily related to the revaluation of certain deferred income tax liabilities as a result of legislation enacted in the United Kingdom, and domestic state and local tax changes.

SUMMARY AND RECONCILIATION OF U.S. GAAP NONOPERATING INCOME (EXPENSE) TO NONOPERATING INCOME (EXPENSE), AS ADJUSTED

	Three Months			Three Months
	Ended			Ended		Nine Months Ended
	September 30,			June 30,		September 30,
(in millions), (unaudited)	2017	2016	Change	2017	Change	2017	2016	Change
Nonoperating income (expense), GAAP basis	$10	$1	$9	$1	$9	$4	$(72)	$76
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	12	2	10	10	2	31	(2)	33
Nonoperating income (expense), as adjusted(1)(2)	$(2)	$(1)	$(1)	$(9)	$7	$(27)	$(70)	$43

	Three Months			Three Months
	Ended			Ended		Nine Months Ended
	September 30,			June 30,		September 30,
(in millions), (unaudited)	2017	2016	Change	2017	Change	2017	2016	Change
Net gain (loss) on investments(1)(2)
Private equity	$7	$2	$5	$8	$(1)	$21	$11	$10
Real assets	1	2	(1)	-	1	2	5	(3)
Other alternatives(3)	11	9	2	9	2	34	13	21
Other investments(4)	10	16	(6)	4	6	35	22	13
Subtotal	29	29	-	21	8	92	51	41
Other gains	-	-	-	5	(5)	5	-	5
Total net gain (loss) on investments(1)(2)	29	29	-	26	3	97	51	46
Interest and dividend income	15	22	(7)	13	2	35	33	2
Interest expense	(46)	(52)	6	(48)	2	(159)	(154)	(5)
Net interest expense	(31)	(30)	(1)	(35)	4	(124)	(121)	(3)
Nonoperating income (expense), as adjusted(1)(2)	$(2)	$(1)	$(1)	$(9)	$7	$(27)	$(70)	$43

(1)	Net of net income (loss) attributable to NCI.
(2)

Management believes nonoperating income (expense), as adjusted, is an effective measure for reviewing BlackRock’s nonoperating contribution to results.   For more information on other as adjusted items and the reconciliation to GAAP see notes (1) through (3) to the Condensed Consolidated Statements of Income and Supplemental Information on pages 13 and 14.

(3)	Amounts primarily include net gains (losses) related to direct hedge fund strategies and hedge fund solutions.
(4)	Amounts primarily include net gains (losses) related to equity and fixed income investments.

ECONOMIC TANGIBLE ASSETS

The Company presents economic tangible assets as additional information to enable investors to exclude certain assets that have equal and offsetting liabilities or noncontrolling interests that ultimately do not have an impact on stockholders’ equity or cash flows. In addition, goodwill and intangible assets are excluded from economic tangible assets.

Economic tangible assets include cash, receivables, seed and co-investments, regulatory investments and other assets.

	September 30,	December 31,
(in billions), (unaudited)	2017 (Est.)	2016
Total balance sheet assets	$221	$220
Separate account assets and separate account collateral held under securities lending agreements	(176)	(177)
Consolidated sponsored investment funds	-	(1)
Goodwill and intangible assets, net	(31)	(30)
Economic tangible assets	$14	$12

RECONCILIATION OF U.S. GAAP OPERATING INCOME AND OPERATING MARGIN TO OPERATING INCOME AND OPERATING MARGIN, AS ADJUSTED
	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(in millions), (unaudited)	2017	2016	2017	2017	2016
Operating income, GAAP basis	$1,394	$1,209	$1,242	$3,783	$3,345
Non-GAAP expense adjustments:
Restructuring charge	-	-	-	-	76
PNC LTIP funding obligation	4	7	4	12	21
Operating income, as adjusted	$1,398	$1,216	$1,246	$3,795	$3,442
Revenue, GAAP basis	$3,233	$2,837	$2,965	$9,022	$8,265
Non-GAAP adjustments:
Distribution and servicing costs	(123)	(114)	(121)	(361)	(320)
Amortization of deferred sales commissions	(4)	(8)	(4)	(13)	(27)
Revenue used for operating margin measurement	$3,106	$2,715	$2,840	$8,648	$7,918
Operating margin, GAAP basis	43.1%	42.6%	41.9%	41.9%	40.5%
Operating margin, as adjusted	45.0%	44.8%	43.9%	43.9%	43.5%

See note (1) to the Condensed Consolidated Statements of Income and Supplemental Information on page 14 for more information on as adjusted items and the reconciliation to GAAP.

RECONCILIATION OF U.S. GAAP NET INCOME ATTRIBUTABLE TO BLACKROCK TO NET INCOME ATTRIBUTABLE TO BLACKROCK, AS ADJUSTED
	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(in millions, except per share data), (unaudited)	2017	2016	2017	2017	2016
Net income attributable to BlackRock, Inc., GAAP basis	$947	$875	$857	$2,666	$2,321
Non-GAAP adjustments:
Restructuring charge (including $23 tax benefit)	-	-	-	-	53
PNC LTIP funding obligation, net of tax	3	5	3	9	14
Income tax matters	19	(26)	-	19	(26)
Net income attributable to BlackRock, Inc., as adjusted	$969	$854	$860	$2,694	$2,362
Diluted weighted-average common shares outstanding(3)	163.8	166.3	164.1	164.3	166.8
Diluted earnings per common share, GAAP basis(3)	$5.78	$5.26	$5.22	$16.23	$13.92
Diluted earnings per common share, as adjusted(3)	$5.92	$5.14	$5.24	$16.40	$14.16

See notes (2) and (3) to the Condensed Consolidated Statements of Income and Supplemental Information on page 14 for more information on as adjusted items and the reconciliation to GAAP.
NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION (unaudited)

BlackRock reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”); however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them to be helpful, for both management and investors, in evaluating BlackRock’s financial performance over time. Management also uses non-GAAP financial measures as a benchmark to compare its performance with other companies and to enhance the comparability of this information for the reporting periods presented.  Non-GAAP measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Non-GAAP measures may not be comparable to other similarly titled measures of other companies.

Management uses both GAAP and non-GAAP financial measures in evaluating BlackRock’s financial performance.  Adjustments to GAAP financial measures (“non-GAAP adjustments”) include certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

Computations for all periods are derived from the condensed consolidated statements of income as follows:

(1) Operating income, as adjusted, and operating margin, as adjusted: Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time and, therefore, provide useful disclosure to investors.

▪

Operating income, as adjusted, includes non-GAAP expense adjustments.  The portion of compensation expense associated with certain long-term incentive plans (“LTIP”) funded, or to be funded, through share distributions to participants of BlackRock stock held by The PNC Financial Services Group, Inc. (“PNC”) has been excluded because it ultimately does not impact BlackRock’s book value.  For the nine months ended September 30, 2016, a restructuring charge comprised of severance and accelerated amortization expense of previously granted deferred compensation awards has been excluded to provide an analysis of BlackRock’s ongoing operations and to ensure comparability among periods presented.

▪

Revenue used for operating margin, as adjusted, excludes distribution and servicing costs paid to related parties and other third parties. Management believes such costs represent a benchmark for the amount of revenue passed through to external parties who distribute the Company’s products.  In addition, management believes the exclusion of such costs is useful because it creates consistency in the treatment for certain contracts for similar services, which due to the terms of the contracts, are accounted for under GAAP on a net basis within investment advisory, administration fees and securities lending revenue. Amortization of deferred sales commissions is excluded from revenue used for operating margin measurement, as adjusted, because such costs, over time, substantially offset distribution fee revenue the Company earns. For each of these items, BlackRock excludes from revenue used for operating margin, as adjusted, the costs related to each of these items as a proxy for such offsetting revenue.

(2) Net income attributable to BlackRock, Inc., as adjusted: Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for significant nonrecurring items, charges that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

See aforementioned discussion regarding operating income, as adjusted, and operating margin, as adjusted, for information on the PNC LTIP funding obligation and the restructuring charge.

For each period presented, the non-GAAP adjustment related to the restructuring charge and PNC LTIP funding obligation was tax effected at the respective blended rates applicable to the adjustments.  Amounts for income tax matters represent net noncash (benefits) expense primarily associated with the revaluation of certain deferred tax liabilities related to intangible assets and goodwill.  Amounts have been excluded from the as adjusted results as these items will not have a cash flow impact and to ensure comparability among periods presented.

Per share amounts reflect net income attributable to BlackRock, Inc., as adjusted divided by diluted weighted average common shares outstanding.

(3) Nonvoting participating preferred stock is considered to be a common stock equivalent for purposes of determining basic and diluted earnings per share calculations.

FORWARD-LOOKING STATEMENTS

This earnings release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

BlackRock has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports. These risk factors and those identified elsewhere in this earnings release, among others, could cause actual results to differ materially from forward-looking statements or historical performance and include: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) the impact of increased competition; (5) the impact of future acquisitions or divestitures; (6) the unfavorable resolution of legal proceedings; (7) the extent and timing of any share repurchases; (8) the impact, extent and timing of technological changes and the adequacy of intellectual property, information and cyber security protection; (9) the potential for human error in connection with BlackRock’s operational systems; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or PNC; (11) changes in law and policy and uncertainty pending any such changes; (12) terrorist activities, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (13) the ability to attract and retain highly talented professionals; (14) fluctuations in the carrying value of BlackRock’s economic investments; (15) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products or transactions, which could affect the value proposition to clients and, generally, the tax position of the Company; (16) BlackRock’s success in negotiating distribution arrangements and maintaining distribution channels for its products; (17) the failure by a key vendor of BlackRock to fulfill its obligations to the Company; (18) any disruption to the operations of third parties whose functions are integral to BlackRock’s ETF platform; (19) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (20) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company’s website is not a part of this earnings release.

PERFORMANCE NOTES

Past performance is not indicative of future results. Except as specified, the performance information shown is as of September 30, 2017 and is based on preliminary data available at that time. The performance data shown reflects information for all actively and passively managed equity and fixed income accounts, including U.S. registered investment companies, European-domiciled retail funds and separate accounts for which performance data is available, including performance data for high net worth accounts available as of August 31, 2017. The performance data does not include accounts terminated prior to September 30, 2017 and accounts for which data has not yet been verified. If such accounts had been included, the performance data provided may have substantially differed from that shown.

Performance comparisons shown are gross-of-fees for institutional and high net worth separate accounts, and net-of-fees for retail funds. The performance tracking shown for index accounts is based on gross-of-fees performance and includes all institutional accounts and all iShares funds globally using an index strategy. AUM information is based on AUM available as of September 30, 2017 for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund. Fund performance reflects the reinvestment of dividends and distributions.

Performance shown is derived from applicable benchmarks or peer median information, as selected by BlackRock, Inc. Peer medians are based in part on data either from Lipper, Inc. or Morningstar, Inc. for each included product.